EXHIBIT 23.6
                                                              ------------

                        INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Union Bankshares, Inc. (Reg. No. 333-82709) on Form S-4, as amended by Amendment No. 1 and Amendment No. 2, of our report dated January 12, 1999 relating to the financial statements as of December 31, 1998 and December 31, 1997 of Citizens Savings Bank & Trust Company, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


A.M. Peisch & Company                  /s/ A.M. Peisch & Company
September 28, 1999
White River Junction, Vermont
VT Reg. No. 92-0000102


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